Exhibit 5.1

Henson & Efron	220 South Sixth Street, Suite 1800
P R O F E S S I O N A L A S S O C I A T I O N	Minneapolis, Minnesota 55402-4503
Telephone (612) 339-2500
Facsimile (612) 339-6364
www.hensonefron.com
firm@hensonefron.com

May 11, 2004

Pentair, Inc.
5500 Wayzata Boulevard
Suite 800
Golden Valley, MN 55416

Re:	Registration Statement on Form S-8 Pentair, Inc. Omnibus Stock Incentive Plan (as Amended and Restated Effective May 1, 2004)

Ladies and Gentlemen:

We have acted as counsel to Pentair, Inc., a Minnesota corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 5,000,000 shares (“Shares”) of the Company’s common stock, par value $.16 2/3 per share (“Common Stock”) approved for issuance under the Company’s Omnibus Stock-Incentive Plan (as Amended and Restated Effective May 1, 2004) (the “Plan”).

We have examined the Plan and such corporate records, documents, instruments and certificates of the Company as we have deemed necessary to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Very truly yours,

HENSON & EFRON, P.A.

/s/   Henson & Efron, P.A.

JAC/CDO:jac 226653.DOC